EXHIBIT 23

                       Consent of Independent Accountant

Citizens Financial Services, Inc.
Mansfield, Pennsylvania:

  We consent to the incorporation by reference in this form 10-K of Citizens Financial Services, Inc. of our report dated February 11, 1994 on the Company's financial statements for the year ended December 31, 1993 appearing in the Annual Report on Form 10-K of Citizens Financial
Services, Inc. filed for the year ended December 31, 1995.

                    /s/ Parente, Randolph, Orlando, Carey & Associates

Williamsport, Pennsylvania
February 29, 1996